UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 19, 2017

Petrolia Energy Corporation
(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On April 18, 2017, our board of directors agreed to issue Saleem Nizami 100,000 shares of our restricted common stock in consideration for agreeing to serve on our board of directors (as described below under Item 5.02).  The shares of common stock were issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act. Mr. Nizami represented to us that he is an accredited investor within the meaning of Rule 501(a) of Regulation D of the Securities Act, and that he acquired the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The shares were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The board of directors (the “Board”) of Petrolia Energy Corporation (the “Company”) voted increased the size of the Board from five directors to seven directors, as disclosed on the 8-K filing dated February 17, 2017, and appointed Saleem Nizami and James E. Burns to the Board to fill the resulting vacancies, effective April 18, 2017. Mr. Nizami will serve as an Independent Director.

Mr. Burns has also accepted the position of President of the Company, effective April 19, 2017. Mr. Burns’ biographical information is provided below:

James Edward Burns is an oil and gas executive who brings more than 25 years of energy experience to the Petrolia Energy’s Board. Most recently, he served as President of BLU LNG, a domestic LNG provider, where he created a coherent commercial and operational strategy serving as catalyst for renewed efficiency and effectiveness. Prior to his role at BLU LNG, Mr. Burns was President of Fortress Energy Partners a division of Fortress Investment Group and worked in various executive roles globally at Royal Dutch Shell, and Texaco. Mr. Burns also serves as a member of the Houston Angel Network’s Energy Council and is the chairman of the board of Triple E Real Estate Investments. He holds a BS in Business Administration from California State University and an Executive MBA from the University of Houston.

Mr. Burns will receive a deferred salary and stock compensation totaling $300,000 for the first year in connection with his service on the Board and service as President. The agreement with Mr. Burns is for a one (1) year term, with an option to extend. Details of his compensation will be included in the Company’s upcoming 10-Q filing.

Saleem Nizami is a Petroleum Geologist for over 40 years of Oil & Gas experience. Prior to founding APEC, Inc., an Oklahoma-based Petroleum and Environmental Consulting firm in 1989. Mr. Nizami served as a Senior Geologist and Manager in the Division of Oil & Gas at the Oklahoma Corporate Commission. Mr. Nizami has worked with numerous small to mid-sized Oil & Gas companies along with Major’s such as Chevron, ExxonMobil and Chesapeake Energy Corp.. Mr. Nizami holds a MSc. in Petroleum Geology from Osmania University.

As consideration for Mr. Nizami agreeing to become a member of our board of directors we issued him 100,000 shares of restricted common stock as described in Item 3.02 above. He will also participate in the Company’s standard independent directors compensation program.

Zel C. Khan will continue his role as the Chief Executive Officer and Director of the Company.

There are no family relationships between both Mr. Nizami and Mr. Burns to any of our other directors or executive officers.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

99.1*	Press release dated April 19, 2017, titled “Petrolia Energy Appoints President, Adds Two Board Positions, and Sets Date of Annual General Meeting”.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Zel, C. Khan
Zel C. Khan CEO

Date: April 19, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release dated April 19, 2017, titled “Petrolia Energy Appoints President, Adds Two Board Positions, and Sets Date of Annual General Meeting”.

* Filed herewith.